Exhibit 99.1

Power Integrations Reports First-Quarter Financial Results

Revenues increased five percent year-over-year to $182.1 million; GAAP earnings were $0.77 per diluted share; non-GAAP earnings were $0.93 per diluted share

Company repurchased 1.6M shares during the quarter for $135M; $75M added to repurchase authorization

SAN JOSE, Calif.--(BUSINESS WIRE)--April 28, 2022--Power Integrations (NASDAQ: POWI) today announced financial results for the quarter ended March 31, 2022. Net revenues for the first quarter were $182.1 million, up five percent compared to the prior quarter and up five percent from the first quarter of 2021. Net income for the first quarter was $46.2 million or $0.77 per diluted share compared to $0.66 per diluted share in the prior quarter and $0.65 per diluted share in the first quarter of 2021. Cash flow from operations for the first quarter was $74.6 million.

In addition to its GAAP results, the company provided certain non-GAAP measures that exclude stock-based compensation, amortization of acquisition-related intangible assets and the tax effects of these items. Non-GAAP net income for the first quarter of 2022 was $55.8 million or $0.93 per diluted share compared with $0.83 per diluted share in the prior quarter and $0.76 per diluted share in the first quarter of 2021. A reconciliation of GAAP to non-GAAP financial results is included with the tables accompanying this press release.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “We continued our momentum with another quarter of record revenues, strong earnings growth and healthy cash flow. Our innovative products and strong delivery performance are driving broad-based market-share gains, while dollar content continues to expand in areas like appliances and mobile-device chargers. We are seeing strong uptake of our highly integrated GaN products and our BridgeSwitch™ motor-drive ICs, and we have a robust pipeline of new products leveraging leading-edge technologies such as FluxLink™ isolation technology and proprietary PowiGaN™ transistors.”

Additional Highlights

  Power Integrations repurchased 1.6 million shares of its common stock during the first quarter for $134.7 million. Approximately $83 million remained on the company’s repurchase authorization at quarter-end, of which $75 million has been used in April for the repurchase of an additional 0.9 million shares. The company’s board of directors has subsequently allocated an additional $75 million for share repurchases.
  The company paid a dividend of $0.18 per share on March 31, 2022. A dividend of $0.18 per share is to be paid on June 30, 2022, to stockholders of record as of May 31, 2022.

Financial Outlook

The company issued the following forecast for the second quarter of 2022:

  Revenues are expected to be $190 million plus or minus $5 million.
  GAAP gross margin is expected to be between 55.5 percent and 56 percent. Non-GAAP gross margin is expected to be between 56 percent and 56.5 percent. The difference between GAAP and non-GAAP gross margins is approximately equally attributable to stock-based compensation and amortization of acquisition-related intangible assets.
  GAAP operating expenses are expected to be between $52.5 million and $53.5 million; non-GAAP operating expenses are expected to be between $43.5 million and $44.5 million. Non-GAAP expenses are expected to exclude approximately $8.9 million of stock-based compensation and $0.1 million of amortization of acquisition-related intangible assets.

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. Members of the investment community can register for the call by visiting the following link: https://conferencingportals.com/event/iobnvsok. A live webcast of the call will also be available on the investor section of the company's website, http://investors.power.com.

About Power Integrations

Power Integrations, Inc. is a leading innovator in semiconductor technologies for high-voltage power conversion. The company’s products are key building blocks in the clean-power ecosystem, enabling the generation of renewable energy as well as the efficient transmission and consumption of power in applications ranging from milliwatts to megawatts. For more information, please visit www.power.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under ASC 718-10, amortization of acquisition-related intangible assets, and the tax effects of these items. The company uses these measures in its financial and operational decision-making and, with respect to one measure, in setting performance targets for compensation purposes. The company believes that these non-GAAP measures offer important analytical tools to help investors understand its operating results, and to facilitate comparability with the results of companies that provide similar measures. Non-GAAP measures have limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures. Reconciliations of non-GAAP measures to GAAP measures are attached to this press release.

Note Regarding Forward-Looking Statements

The above statements regarding the company’s forecast for its second-quarter financial performance are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these statements. These risks and uncertainties include, but are not limited to: the impact of the COVID-19 pandemic on demand for the company’s products, its ability to supply products and its ability to conduct other aspects of its business such as competing for new design wins; changes in global macroeconomic and geopolitical conditions, including such factors as inflation, armed conflicts and trade negotiations, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company’s revenues to decrease or cause the company to decrease its selling prices for its products; unforeseen costs and expenses; and unfavorable fluctuations in component costs or operating expenses resulting from changes in commodity prices and/or exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 7, 2022. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether because of new information, future events or otherwise, except as otherwise required by law.

Power Integrations, FluxLink, PowiGaN, BridgeSwitch and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
NET REVENUES	$182,149	$172,654	$173,737

COST OF REVENUES	81,474	79,478	89,326

GROSS PROFIT	100,675	93,176	84,411

OPERATING EXPENSES:
Research and development	23,678	22,028	20,027
Sales and marketing	16,155	15,590	13,907
General and administrative	9,614	11,073	10,075
Amortization of acquisition-related intangible assets	181	181	216
Total operating expenses	49,628	48,872	44,225

INCOME FROM OPERATIONS	51,047	44,304	40,186

OTHER INCOME	554	101	597

INCOME BEFORE INCOME TAXES	51,601	44,405	40,783

PROVISION FOR INCOME TAXES	5,353	3,705	985

NET INCOME	$46,248	$40,700	$39,798

EARNINGS PER SHARE:
Basic	$0.78	$0.68	$0.66
Diluted	$0.77	$0.66	$0.65

SHARES USED IN PER-SHARE CALCULATION:
Basic	59,238	60,259	60,184
Diluted	60,107	61,381	61,451

SUPPLEMENTAL INFORMATION:	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Stock-based compensation expenses included in:
Cost of revenues	$320	$424	$631
Research and development	3,055	3,522	2,391
Sales and marketing	1,948	2,090	1,614
General and administrative	3,690	4,248	3,844
Total stock-based compensation expense	$9,013	$10,284	$8,480

Cost of revenues includes:
Amortization of acquisition-related intangible assets	$482	$552	$754

	Three Months Ended
REVENUE MIX BY END MARKET	March 31, 2022	December 31, 2021	March 31, 2021
Communications	26%	23%	38%
Computer	10%	10%	8%
Consumer	35%	35%	29%
Industrial	29%	32%	25%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$100,675	$93,176	$84,411
GAAP gross margin	55.3%	54.0%	48.6%

Stock-based compensation included in cost of revenues	320	424	631
Amortization of acquisition-related intangible assets	482	552	754

Non-GAAP gross profit	$101,477	$94,152	$85,796
Non-GAAP gross margin	55.7%	54.5%	49.4%

	Three Months Ended
RECONCILIATION OF OPERATING EXPENSES	March 31, 2022	December 31, 2021	March 31, 2021
GAAP operating expenses	$49,628	$48,872	$44,225

Less: stock-based compensation expense included in operating expenses
Research and development	3,055	3,522	2,391
Sales and marketing	1,948	2,090	1,614
General and administrative	3,690	4,248	3,844
Total	8,693	9,860	7,849

Amortization of acquisition-related intangible assets	181	181	216

Non-GAAP operating expenses	$40,754	$38,831	$36,160

	Three Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS	March 31, 2022	December 31, 2021	March 31, 2021
GAAP income from operations	$51,047	$44,304	$40,186
GAAP operating margin	28.0%	25.7%	23.1%

Add: total stock-based compensation	9,013	10,284	8,480
Amortization of acquisition-related intangible assets	663	733	970

Non-GAAP income from operations	$60,723	$55,321	$49,636
Non-GAAP operating margin	33.3%	32.0%	28.6%

	Three Months Ended
RECONCILIATION OF PROVISION FOR INCOME TAXES	March 31, 2022	December 31, 2021	March 31, 2021
GAAP provision for income taxes	$5,353	$3,705	$985
GAAP effective tax rate	10.4%	8.3%	2.4%

Tax effect of adjustments to GAAP results	(122)	(800)	(2,578)

Non-GAAP provision for income taxes	$5,475	$4,505	$3,563
Non-GAAP effective tax rate	8.9%	8.1%	7.1%

	Three Months Ended
RECONCILIATION OF NET INCOME PER SHARE (DILUTED)	March 31, 2022	December 31, 2021	March 31, 2021
GAAP net income	$46,248	$40,700	$39,798

Adjustments to GAAP net income
Stock-based compensation	9,013	10,284	8,480
Amortization of acquisition-related intangible assets	663	733	970
Tax effect of items excluded from non-GAAP results	(122)	(800)	(2,578)

Non-GAAP net income	$55,802	$50,917	$46,670

Average shares outstanding for calculation of non-GAAP net income per share (diluted)	60,107	61,381	61,451

Non-GAAP net income per share (diluted)	$0.93	$0.83	$0.76

GAAP net income per share (diluted)	$0.77	$0.66	$0.65

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$170,624	$158,117
Short-term marketable securities	273,419	372,235
Accounts receivable, net	30,658	41,393
Inventories	103,115	99,266
Prepaid expenses and other current assets	14,685	15,804
Total current assets	592,501	686,815

PROPERTY AND EQUIPMENT, net	180,073	179,824
INTANGIBLE ASSETS, net	8,288	9,012
GOODWILL	91,849	91,849
DEFERRED TAX ASSETS	17,371	16,433
OTHER ASSETS	29,113	30,554
Total assets	$919,195	$1,014,487

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$36,175	$43,721
Accrued payroll and related expenses	13,459	15,492
Taxes payable	5,601	1,210
Other accrued liabilities	13,999	11,898
Total current liabilities	69,234	72,321

LONG-TERM LIABILITIES:
Income taxes payable	15,384	15,280
Other liabilities	14,004	14,854
Total liabilities	98,622	102,455

STOCKHOLDERS' EQUITY:
Common stock	26	28
Additional paid-in capital	39,684	162,301
Accumulated other comprehensive loss	(8,169)	(3,737)
Retained earnings	789,032	753,440
Total stockholders' equity	820,573	912,032
Total liabilities and stockholders' equity	$919,195	$1,014,487

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$46,248	$40,700	$39,798
Adjustments to reconcile net income to cash provided by operating activities
Depreciation	8,408	8,054	7,453
Amortization of intangible assets	724	795	1,032
Loss on disposal of property and equipment	75	905	17
Stock-based compensation expense	9,013	10,284	8,480
Amortization of premium on marketable securities	937	815	176
Deferred income taxes	(936)	(13,228)	1,445
Increase (decrease) in accounts receivable allowance for credit losses	75	1	(2)
Change in operating assets and liabilities:
Accounts receivable	10,660	(2,522)	(6,345)
Inventories	(3,849)	(7,452)	12,369
Prepaid expenses and other assets	1,552	9,299	(3,253)
Accounts payable	(1,709)	(2,566)	3,281
Taxes payable and other accrued liabilities	3,399	2,078	(6,329)
Net cash provided by operating activities	74,597	47,163	58,122

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(14,700)	(16,967)	(11,051)
Proceeds from sale of property and equipment	1,202	-	25
Purchases of marketable securities	(15,121)	(172,115)	(21,971)
Proceeds from sales and maturities of marketable securities	108,817	84,421	63,466
Net cash provided by (used in) investing activities	80,198	(104,661)	30,469

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	3,057	-	3,652
Repurchase of common stock	(134,689)	(37,773)	-
Payments of dividends to stockholders	(10,656)	(9,047)	(7,845)
Net cash used in financing activities	(142,288)	(46,820)	(4,193)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	12,507	(104,318)	84,398

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	158,117	262,435	258,874

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$170,624	$158,117	$343,272

Contacts

Joe Shiffler
Power Integrations, Inc.
(408) 414-8528
joe@power.com